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                                   Exhibit A

                  [BLANK ROME COMISKY & McCAULEY LETTERHEAD]



                                                                  (215) 569-5544

                                December 3, 1996

     VIA FACSIMILE
     -------------

     Margolis & Company P.C.
     401 City Avenue
     Suite 600
     Bala Cynwyd, PA  19004

     Attention: Gerald A. Shantzer

            Re:  RYKA Inc.
                 ---------

     Gentlemen:

         On behalf of RYKA Inc. ("RYKA"), enclosed is a copy of RYKA's Form 8-K regarding "Change in Registrant's Certifying Accountant". Please furnish to us your letter, addressed to the Securities and Exchange Commission ("SEC"), which indicates that you have read and agree with the disclosure under Item 4 of the Form 8-K, assuming, of course, you agree. Since your letter must be filed with the SEC, your prompt attention is appreciated.

         If you have any questions, please contact me or, in my absence, Jennifer Heller of this firm at (215) 569-5467.

                                             Sincerely,

                                             /s/ Arthur H. Miller

                                             ARTHUR H. MILLER


     Enclosure
     cc:  Michael G. Rubin
     Steven A. Wolf
     Jennifer Heller, Esquire